UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2008

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

ICF International, Inc. (the “Company”) announced today that Chief Executive Officer Sudhakar Kesavan, Chief Operating Officer John Wasson and Chief Financial Officer Alan Stewart (collectively, the “Executives”) entered into new pre-arranged stock trading plans to sell a limited amount of the Company’s shares for personal financial management purposes (the “10b5-1 Plans”). Such 10b5-1 Plans will replace those previously announced by the Executives. Under their prior plans announced on November 28, 2007, Mr. Wasson had a maximum amount of 97,771 shares he could sell, of which 35,000 were sold; Mr. Kesavan had a maximum amount of 150,000 shares he could sell, of which 69,957 were sold; and Mr. Stewart had a maximum amount of 30,000 shares he could sell, of which 15,685 were sold.

The 10b5-1 Plans are designed to comply with both Rule 10b-5 under the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policies regarding stock transactions.

Under each individual’s 10b5-1 Plan, a broker-dealer is authorized to sell up to a specified number of shares of the Company’s common stock, par value $0.001 per share (the “Shares”), pursuant to the terms and conditions of such individual’s 10b5-1 Plan, including minimum sale price thresholds, unless the plan is terminated earlier pursuant to its terms. Sales of Shares under the 10b5-1 Plans may commence on September 16, 2008 for Mr. Wasson, October 1, 2008 for Mr. Stewart and October 13, 2008 for Mr. Kesavan. The 10b5-1 Plan entered into by Mr. Stewart allows for the sale of a maximum 41,102 Shares, and Mr. Kesavan’s 10b5-1 Plan allows for the sale of a maximum of 155,074 Shares. Mr. Wasson is entering into two 10b5-1 Plans, one covering an individual retirement account that allows for the sale of a maximum of 20,000 Shares and another covering shares of common stock outside of the individual retirement account that allows for the sale of a maximum of 109,404 Shares. All of the 10b5-1 Plans for Messrs. Kesavan, Stewart and Wasson will terminate no earlier than December 31, 2009.

Each of the 10b5-1 Plans has been approved pursuant to the terms of the Company’s policies. Transactions made under the 10b5-1 Plans will be disclosed publicly through Form 144 and Form 4 filings with the Securities and Exchange Commission. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers, nor to report modifications or terminations of the aforementioned 10b5-1 Plans or the plan of any other individual.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: September 2, 2008	By:	/s/ Alan Stewart
Alan Stewart
Assistant Secretary